Exhibit 10.24

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (“First Amendment”) is made and entered into this 23rd day of May, 2003, by and between ORASURE TECHNOLOGIES, INC., a Delaware corporation (“Borrower”), and COMERICA BANK—CALIFORNIA, a California banking corporation (“Bank”).

WHEREAS, Borrower and Bank are parties to a Loan and Security Agreement dated as of September 10, 2002 (as amended, restated and otherwise modified from time to time, the “Agreement”); and

WHEREAS, Bank and Borrower wish to amend the Agreement as set forth herein;

NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    The definition of “Non-Revolving Advance Date” in Exhibit A to the Agreement is hereby amended to read in its entirety as follows:

“Non-Revolving Advance Date” means each of three (3) Business Days following the Closing Date, December 10, 2002, March 10, 2003 and June 10, 2003, or any other date occurring after the Closing Date and prior to September 10, 2003 by which Borrower has accumulated invoices for at least $100,000 of CAPEX Equipment eligible for reimbursement under Section 2.1(d) hereof.

2.    Except as expressly modified by this First Amendment, the Agreement remains in full force and effect as originally written.

3.    This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the day and year first above written.

ORASURE TECHNOLOGIES, INC.

By:	/s/ Ronald H. Spair
Ronald H. Spair Chief Financial Officer

COMERICA BANK- CALIFORNIA

By:	/s/ Michael T. Wilk
Michael T. Wilk First Vice President